                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                     -----


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                VERISIGN, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


        DELAWARE                                        94-3221585
---------------------------------------          ----------------------------
(State of Incorporation or organization)              (I.R.S. Employer
                                                       Identification Number)


        1390 SHOREBIRD WAY
        MOUNTAIN VIEW, CALIFORNIA                        94043
---------------------------------------          ----------------------------
(Address of principal executive offices)               (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


                                     NONE

       Securities to be registered pursuant to Section 12(g) of the Act:


                        COMMON STOCK, $0.001 PAR VALUE
                        ------------------------------
                               (Title of Class)

ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-40789) as originally filed with the Securities and Exchange Commission on November 21, 1997, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the
              ----------------------
Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2.         EXHIBITS.

                The following exhibits are filed herewith or incorporated herein by reference:

                Exhibit
                Number                  Exhibit Title or Description
                ------                  ----------------------------

                3.01 Second Amended and Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to
                                        Exhibit 3.01 to the Registration
                                        Statement).

                3.02 Form of Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit
                                        3.02 to the Registration Statement).

                3.03 Form of Third Amended and Restated Certificate of Incorporation of Registrant to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit
                                        3.03 to the Registration Statement).

                3.04 Bylaws of Registrant (incorporated by reference to Exhibit 3.04 to the Registration Statement).

                3.05 Form of Amended and Restated Bylaws of Registrant to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit
                                        3.05 to the Registration Statement).

                4.01 Investors' Rights Agreement, dated November 15, 1996, among Registrant and the parties indicated therein
                                        (incorporated by reference to Exhibit
                                        4.01 to the Registration Statement).

                4.02 Stockholders' Agreement, dated April 18, 1995, among Registrant and the parties indicated therein, and amendments dated February 20, 1996 and November 15, 1996 (incorporated by reference to Exhibit
                                        4.02 to the Registration Statement).

                4.03 Co-Sale Agreement, dated February 20, 1996, among the Registrant and the parties indicated therein (incorporated by reference to Exhibit 4.03 to the Registration Statement).

                4.04 Form of certificate of Registrant's Common Stock (incorporated by reference to Exhibit 4.04 to the Registration Statement).

                99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" on pages 64 through 66 of the Prospectus included in the Registration Statement.

                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  January 6, 1998         VeriSign, Inc.

                             By: /s/ Dana L. Evan
                                -----------------------------
                                Dana L. Evan
                                Vice President, Finance and Administration
                                and Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                  Exhibit Title or Description
------                  ----------------------------

3.01 Second Amended and Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 3.01 to the Registration Statement).

3.02 Form of Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.02 to the Registration Statement).

3.03 Form of Third Amended and Restated Certificate of Incorporation of Registrant to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.04 Bylaws of Registrant (incorporated by reference to Exhibit 3.04 to the Registration Statement).

3.05 Form of Amended and Restated Bylaws of Registrant to be effective upon the closing of the initial public offering (incorporated by reference to Exhibit 3.05 to the Registration Statement).

4.01 Investors' Rights Agreement, dated November 15, 1996, among Registrant and the parties indicated therein (incorporated by reference to Exhibit 4.01 to the Registration Statement).

4.02 Stockholders' Agreement, dated April 18, 1995, among Registrant and the parties indicated therein, and amendments dated February 20, 1996 and November 15, 1996 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

4.03 Co-Sale Agreement, dated February 20, 1996, among the Registrant and the parties indicated therein (incorporated by reference to Exhibit 4.03 to the Registration Statement).

4.04 Form of certificate of Registrant's Common Stock (incorporated by reference to Exhibit 4.04 to the Registration Statement).

99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" on pages 64 through 66 of the Prospectus included in the Registration Statement.